UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 14, 2010

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant's telephone number, including area code: (914) 272-8080

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 14, 2010, Retail Opportunity Investments Corp. (the "Company") entered into a purchase and sale agreement (the "Purchase Agreement") with Corniche Development, Inc. (the "Seller") to acquire a shopping center located in Lake Stevens, Snohomish County, Washington (the "Property"), for a purchase price of $16.2 million.  The Company anticipates utilizing cash on hand to fund the acquisition.  The Purchase Agreement contains terms, conditions, covenants, representations and warranties that are customary and typical for a transaction of this nature.  The acquisition of the Property is expected to close prior to or on April 1, 2010, but remains subject to customary closing conditions.  During the due diligence period, the Company has the right to terminate the Purchase Agreement if the Company deems the Property unsuitable for any reason, in its sole discretion.  The Company has paid to the Seller an initial earnest money deposit of $250,000. If the closing conditions are not timely satisfied or waived by the Company in writing for any reason, the initial $250,000 earnest money deposit will be returned to the Company in full. If the Company waives certain conditions as set forth in the Purchase Agreement, the Company shall pay an additional $250,000 earnest money deposit.  The earnest money deposits shall then be non-refundable except if certain specified conditions as set forth in the Purchase Agreement are not satisfied or waived by the Company by April 1, 2010, or such other date agreed by the Company and the Seller.

The Property is a shopping center of approximately 74,130 square feet, is 100% occupied and anchored by Haggen Food & Pharmacy.  The Property is located in an area with over 96,000 people within a five mile radius having an average household income of approximately $79,000.

Forward-Looking Statements.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  We have based these forward-looking statements on the current expectations and projections of the Company about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions.  Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in the Company’s other SEC filings.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not applicable

(b)           Pro Forma Financial Information.

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Opportunity Investments Corp.

Dated:  February 19, 2010                                                                   By:       /s/ John B. Roche
John B. Roche
Chief Financial Officer